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                      BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY

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                              NAME CHANGE ENDORSEMENT

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   This Endorsement is made part of and should be kept with your policy, contract or certificate.

   The name of FIRST METLIFE INVESTORS INSURANCE COMPANY was changed to BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY effective on March 6, 2017.

   The following changes are made to your policy, contract or certificate:

      . All references to "First MetLife Investors Insurance Company" are changed to "Brighthouse Life Insurance Company of NY".

      . Any references to "MetLife" or "First MetLife" are changed to "Brighthouse Life Insurance Company of NY".

   All other terms, conditions or benefits remain unchanged.

   Brighthouse Life Insurance Company of NY is responsible for all benefits payable under your policy, contract or certificate. Your rights are not affected.


   BRIGHTHOUSE LIFE INSURANCE COMPANY OF NY
   Home Office:
   285 Madison Avenue
   New York, NY 10017


                     Brighthouse Life Insurance Company of NY





                              /s/ D. Bart Arrington


                                    Secretary




















5-E133-16-NY